SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                            -------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                                December 29, 1999
                        (Date of earliest event reported)

                              CINCINNATI BELL INC.
             (Exact name of registrant as specified in its charter)


         Ohio                        1-8519                 31-1056105
     ------------                  ---------              -------------
State or other jurisdiction of   (Commission    I.R.S. Employer Identification
     organization                    File                  Number)
                                    Number)


                   201 East Fourth Street
                       Cincinnati, Ohio                                45202
           (Address of principal executive offices)                  (Zip Code)


                       (513) 397-9900
       (Registrant's telephone number, including area code)

Item 7.  Financial Statements and Exhibits

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

          On November 9, 1999, Cincinnati Bell Inc. consummated its acquisition of IXC Communications, Inc. ("IXC"). Cincinnati Bell Inc. currently conducts business and its common stock is traded on the New York Stock Exchange under the name "Broadwing Inc." In the following pro forma combined condensed financial statements we refer to Cincinnati Bell Inc. d/b/a Broadwing Inc. as "Cincinnati Bell," unless the context clearly indicates otherwise.

          The following unaudited pro forma combined condensed financial statements give effect to the merger of Cincinnati Bell and IXC under the purchase method of accounting. These pro forma statements are presented for illustrative purposes only. The pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable. The pro forma combined condensed financial statements do not purport to represent what the results of operations or financial position of Cincinnati Bell would actually have been if the merger and related transactions had in fact occurred on such dates, nor do they purport to project the results of operations or financial position of Cincinnati Bell for any future period or as of any date.

          Under the purchase method of accounting, tangible and identifiable intangible assets acquired and liabilities assumed are recorded at their estimated fair values. The excess of the purchase price, including estimated fees and expenses related to the merger, over the net assets acquired is classified as goodwill on the accompanying unaudited pro forma combined condensed balance sheet. The estimated fair values and useful lives of assets acquired and liabilities assumed are based on a preliminary valuation and are subject to final valuation adjustments which may cause certain of the intangibles to be amortized over a shorter life than the goodwill amortization period of 40 years.

          The unaudited pro forma combined condensed balance sheet as of September 30, 1999 was prepared by combining the balance sheet at September 30, 1999 for Cincinnati Bell with the balance sheet at September 30, 1999 for IXC, giving effect to the merger as though it had been completed on September 30, 1999.

          The unaudited pro forma combined condensed statements of income for the periods presented was prepared by combining Cincinnati Bell's statements of income for the year ended December 31, 1998, and the nine months ended September 30, 1999, with IXC's statements of income for the year ended December 31, 1998, and the nine-month period ended September 30, 1999, respectively, giving effect to the merger as though it had occurred on January 1, 1998. This unaudited pro forma combined condensed financial data does not give effect to any restructuring costs or to any potential cost savings or other synergies that could result from the merger.

          The consolidated historical financial statements of Cincinnati Bell and IXC for the year ended December 31, 1998, are derived from audited consolidated financial statements. The condensed consolidated historical financial statements of Cincinnati Bell and IXC for the nine months ended September 30, 1999, are derived from unaudited condensed consolidated financial statements.


                     Unaudited Pro Forma Combined Condensed Balance Sheet
                                   as of September 30, 1999
                                    (Dollars in millions)

                                             Cincinnati             Pro Forma      Pro Forma
      ASSETS                                    Bell       IXC     Adjustments      Combined
                                                (c)        (c)

Current Assets:
   Cash and cash equivalents              $    3.4      $  147.6                    $  151.0
   Receivables, net                          146.2          86.5                       232.7
   Other current assets                       63.2          17.8                        81.0
                                          --------      --------   --------         --------
     Total current assets                    212.8         251.9                       464.7

Property, plant and equipment, net           748.5       1,420.2                     2,168.7
Non-current marketable securities            272.7         373.0     (250.0)(o)        395.7
Goodwill and other noncurrent assets         198.4         174.4    2,616.4 (d)      2,877.2
                                                                      (10.5)(n)
                                                                       45.2 (d)
                                                                     (146.7)(l)
                                          --------      --------   --------         --------
   Total assets                           $1,432.4      $2,219.5   $2,254.4         $5,906.3
                                          ========      ========   ========         ========
LIABILITIES AND SHAREOWNERS'
EQUITY
Current Liabilities:
  Debt maturing in one year               $  221.8      $  162.3                    $  384.1
  Current portion of unearned revenue          -            52.2                        52.2
  Payables and other current liabilities     216.1         318.5       46.3 (n)        580.9
                                          --------      --------   --------         --------
    Total Current Liabilities                437.9         533.0       46.3          1,017.2

Long-term debt                               766.1         813.7       (7.9)(d)       1556.4
                                                                      (15.5)(d)
Noncurrent unearned revenue                    -           557.5                       557.5
Deferred credits and other liabilities       143.1          55.8       17.4 (k)        216.3
                                          --------      --------   --------         --------
    Total liabilities                      1,347.1       1,960.0       40.3          3,347.4

7 1/4% preferred stock                         -           104.0       68.5 (d)        172.5
12 1/2% preferred stock                        -           379.3     (379.3)(j)          -
Minority interest                              -             -        406.2 (d)(j)     406.2

Shareowners' Equity:
   6 3/4% convertible preferred stock          -             -        129.4 (d)        129.4
   Common shares                               1.4          0.4        (0.4)(f)          2.1
                                                                        0.7 (g)

Treasury stock                              (134.3)          -                        (134.3)
Additional paid in capital                   157.7         238.3     (238.3)(f)      1,921.4
                                                                    1,549.5 (g)
                                                                      213.6 (h)
                                                                        0.6 (h)
Retained earnings                             55.6        (551.8)     551.8 (f)         56.7
                                                                        1.1 (n)
Other comprehensive income                     4.9          89.3      (89.3)(f)          4.9
                                          --------      --------   --------         --------
   Total shareowners' equity                  85.3        (223.8)   2,118.7          1,980.2

   Total liabilities and shareowners'
   equity                                 $1,432.4      $2,219.5   $2,254.4         $5,906.3
                                          ========      ========   ========         ========

See accompanying Notes to Unaudited Pro Forma Combined Condensed Financial Statements.


                         Unaudited Pro Forma Combined Condensed Income Statement
                              For the nine months ended September 30, 1999
                             (Dollars in millions, except per share amounts)

                                                  Cincinnati                  Pro Forma       Pro Forma
                                                     Bell          IXC        Adjustments     Combined
                                                      (c)          (c)

Revenues                                          $ 758.2         $ 489.4                     $ 1,247.6

Costs and Expenses:

   Costs of providing services and products sold    329.0           319.5                         648.5
   Selling, general and administrative              175.6           179.1                         354.7
   Depreciation and amortization                     98.2           126.4       (18.9) (i)        254.8
                                                                                 49.1  (i)

   Restructuring Charge                               -              32.6                          32.6
   Other infrequent costs                             -               1.2                           1.2
                                                  -------         -------      ------         ---------
      Total costs and expenses                      602.8           658.8        30.2           1,291.8
                                                  -------         -------      ------         ---------
Operating (loss) income                             155.4          (169.4)      (30.2)            (44.2)

Loss from unconsolidated subsidiaries                 -              19.1                          19.1
Interest income                                       -              (8.7)                         (8.7)
Interest expense                                     31.9            30.6        15.2(e)           77.7
Minority interest                                    (5.8)            0.6        40.4(j)           35.2
Other (income) expense, net                          (0.5)           12.7                          12.2
                                                  -------         -------      ------         ---------
Income (loss) from continuing operations
   before income taxes                              129.8          (223.7)      (85.8)           (179.7)
Income taxes                                         47.0             1.8        (3.6)(k)          45.2
                                                  -------         -------      ------         ---------
Income (loss) from continuing operations             82.8          (225.5)      (82.2)           (224.9)
Dividend requirements on preferred stock              -              49.1       (38.6) (l)         10.5
                                                  -------         -------      ------         ---------
Income (loss) from continuing operations
   attributable to common shareowners             $  82.8         $(274.6)     $(43.6)        $  (235.4)
                                                  =======         =======      ======         =========
Income (loss) per common share:
  Income (loss) from continuing operations
  attributable to common shareholders:
    Basic                                         $   0.61        $  (7.43)                   $    (1.16)
    Diluted                                       $   0.59        $  (7.43)                   $    (1.16)
Shares used in computing information
     attributable to common shareholders (m):
      Basic                                         135.8            36.9                         203.6
      Diluted                                       139.7            36.9                         203.6


See accompanying Notes to Unaudited Pro Forma Combined Condensed Financial Statements.


                         Unaudited Pro Forma Combined Condensed Income Statement
                                      Year ended December 31, 1998
                             (Dollars in millions, except per share amounts)


                                                                                 Pro Forma    Pro Forma
                                                     Cincinnati Bell    IXC     Adjustments    Combined
                                                           (c)          (c)

Revenues                                                  $885.1      $668.6                  $1,553.7

Costs and expenses:
   Costs of providing services and products sold           369.6     $ 433.3                     802.9
   Selling, general and administrative                     204.0       144.5                     348.5
   Depreciation and amortization                           111.1       113.6    $   65.4 (i)     269.3
                                                                                   (20.8)(i)

   Other infrequent costs                                   20.4         8.0                      28.4
                                                          ------     -------    --------      --------
      Total costs and expenses                             705.1       699.4        44.6       1,449.1
                                                          ------     -------    --------      --------
Operating (loss) income                                    180.0       (30.8)      (44.6)        104.6

Loss from unconsolidated subsidiaries                       27.3        33.0                      60.3
Interest income                                                        (14.3)                    (14.3)
Interest expense                                            24.2        31.7        27.5 (e)      83.4
Minority interest                                                        0.7        48.8 (j)      49.5
Other (income) expense, net                                  2.4         (.2)                      2.2
                                                          ------     -------    --------      --------

Income (loss) from continuing operations
    before income taxes                                    126.1       (81.7)     (120.9)        (76.5)
Income taxes                                                44.3        13.9       (11.3)(k)      46.9
                                                          ------     -------    --------      --------
Income (loss) from continuing operations                    81.8       (95.6)     (109.6)       (123.4)

Dividend requirements on preferred stock                                58.2       (43.1)(l)      15.1
                                                          ------     -------    --------      --------
Income (loss) from continuing operations
   attributable to common shareowners                     $ 81.8     $(153.8)   $  (66.5)     $ (138.5)
                                                          ======     =======    ========      ========
Income (loss) per common share:
   Income (loss) from continuing operations
   attributable to common shareowners:
     Basic                                                $ 0.60     $ (4.28)                 $   (.68)
     Diluted                                                0.59       (4.28)                 $   (.68)
Shares used in computing information attributable
  to common shareowners (n):
    Basic                                                  136.0        35.9                     203.8
    Diluted                                                138.2        35.9                     203.8


See accompanying Notes to Unaudited Pro Forma Combined Condensed Financial Statements.

      Notes to Unaudited Pro Forma Combined Condensed Financial Statements

(a) The unaudited pro forma combined condensed balance sheet assumes that the merger took place on September 30, 1999, and the unaudited pro forma combined condensed statements of income assume that the merger took place as of January 1, 1998.

     On a combined basis, there were no material transactions between Cincinnati Bell and IXC during the period presented. There are no material differences between the accounting policies of Cincinnati Bell and IXC.

(b) The unaudited pro forma combined condensed financial data do not give effect to any restructuring costs or to any potential cost savings or other synergies that could result from the merger. Cincinnati Bell is in the process of developing a plan to integrate the operations of IXC with the operations of Cincinnati Bell, which may involve certain restructuring activities. As a result of this plan, a liability, which may be material but which cannot be quantified as of the date of these pro forma financial statements, is expected to be recognized in the period in which Cincinnati Bell's plan is completed.

     In addition, Cincinnati Bell is developing a plan to provide the combined entity with access to credit facilities that will be sufficient to fund its working capital requirements and for its other general corporate purposes. To the extent that establishing such credit facilities results in refinancing existing indebtedness of Cincinnati Bell or IXC, an extraordinary loss of up to approximately $20 million may be incurred to write off certain debt issuance costs.

     The unaudited pro forma combined condensed financial data is based on a preliminary allocation of the total merger consideration. Cincinnati Bell has not yet completed a formal valuation of IXC's individual assets and liabilities. When Cincinnati Bell completes a formal valuation of IXC's individual assets and liabilities, which will be based on third-party appraisals, Cincinnati Bell will make a final allocation of the total merger consideration to the IXC assets acquired and liabilities assumed, tangible and intangible, with any change in the fair value of the net assets acquired increasing or decreasing goodwill. Refer to Note (d). The effect of these changes cannot be assessed at this time and any such changes could materially affect the goodwill and related amortization.

(c) These columns represent historical results of operations and financial position.

(d) The adjustment reflects the initial estimate made by Cincinnati Bell's management of the excess of total merger consideration over the net assets of IXC to be acquired, and the liabilities to be assumed, in the merger. The following is a calculation (for purposes of this note only, in thousands except per share data):


Consideration:


Shares of IXC common stock outstanding at July 20, 1999                                32,323
Cincinnati Bell exchange ratio per IXC share                                           2.0976
                                                                                   ----------
Shares of Cincinnati Bell common stock to be issued in the merger                      67,801

Cincinnati Bell price per share based on the average closing price 3 days
before and after July 21, 1999, the date of the announcement of the merger            22.8646
                                                                                   ----------
Value of Cincinnati Bell common stock to be issued in the merger                    1,550,243
IXC stock options converted upon merger -- 6951 shares                                213,674
Exchange of stock warrants as a result of the merger -- 75 shares                         575
Estimated Cincinnati Bell transaction costs                                            47,000
IXC common stock acquired by Cincinnati Bell from General Electric  -- 4,999
   shares at $50 per share                                                            250,000
Issuance of Cincinnati Bell 6 3/4% preferred stock                                    129,437
                                                                                   ----------
Total merger consideration                                                         $2,190,929
                                                                                   ----------

Historical IXC net deficit exchanged in the merger at September 30, 1999 adjusted
   for the elimination of existing goodwill of $146,700                               370,255
Estimated IXC expenses                                                                 11,000
Fair value adjustments relating to:
   Exchange of 7 1/4% preferred stock                                                  68,492
   Surviving corporation 12 1/2% preferred stock                                       26,852
   Minority-owned investments                                                         (45,247)
   Subordinated debt                                                                   (7,875)
   Forward contracts                                                                  (15,528)
Deferred tax impact of fair value adjustments                                          17,420
                                                                                   ----------
   Preliminary goodwill and other intangibles                                      $2,616,298
                                                                                   ==========


     The total merger consideration will be allocated to the assets and liabilities of IXC based on their estimated fair value. The impact of this fair value adjustment has been reflected in pro forma deferred tax balances. The excess of the total merger consideration over the historical book value of IXC's net assets has been allocated to goodwill and other intangible assets. The final allocation of the merger consideration to the IXC assets acquired and liabilities assumed depends upon certain valuations and studies that have not progressed to a stage where there is sufficient information to make a final allocation in the accompanying pro forma combined condensed financial information. We anticipate that a portion of the purchase price up to $500 million will be allocated to intangible assets including customer contracts. The amortization period for these assets could range between 2 and 20 years.

(e) Reflects the recognition of interest and financing expense incurred or assumed in connection with the merger. Interest expense associated with the additional $400 million of indebtedness incurred in connection with the merger relating to the issuance of subordinated convertible notes by Cincinnati Bell pursuant to an indenture as of July 21, 1999, was calculated based on an assumed average interest rate of 6.86% per year from the beginning of each period presented. The Cincinnati Bell board of directors has also authorized the use of $200 million of the proceeds of such indebtedness to repurchase Cincinnati Bell common stock in connection with an open market share repurchase program. As of September 30, 1999, Cincinnati Bell has repurchased 7.3 million shares at an aggregate purchase price of $134.3 million. Since September 30, 1999, Cincinnati Bell has repurchased an additional 0.6 million shares of its common stock in the open market for an aggregate purchase price of $10.8 million. The repurchase of these shares of Cincinnati Bell common stock subsequent to September 30, 1999 has not been reflected in the unaudited pro forma combined condensed financial statements.

(f) Reflects the elimination of IXC's stockholders' equity accounts including the elimination of IXC's existing unrealized gains on investments.

(g) Reflects the issuance of approximately 67.8 million shares of Cincinnati Bell common stock in connection with the merger pursuant to which each issued and outstanding share of IXC common stock will be converted into the right to receive 2.0976 shares of Cincinnati Bell common stock. As of July 21, 1999, the date of the announcement of the merger, 32.2 million shares of IXC common stock were outstanding.

(h) Represents the excess fair value of vested and unvested stock options granted and warrants issued by Cincinnati Bell in exchange for outstanding vested and unvested stock options originally granted and warrants originally issued, as applicable, by IXC.

(i) Reflects the adjustment to amortization for the effect of goodwill. For purposes of the unaudited pro forma condensed combined financial statements, goodwill has been amortized over an estimated useful life of 40 years. While the amounts allocated to goodwill are expected to be amortized over 40 years, other intangible assets may be amortized over shorter periods which will have the effect of reducing the amount of net income presented in these financial statements. We have not made a final determination of the amounts or lives attributable to the intangible assets other than goodwill. See Notes (a) and (d). This entry also reflects the elimination of net goodwill of IXC of $146.7 million and the related goodwill amortization of IXC recorded historically of $18.9 million for the period presented.

(j) Reflects the reclassification of the IXC 12 1/2% preferred stock, which will remain outstanding after the merger as 12 1/2% preferred stock of the surviving corporation in the merger, and which will be treated as minority interest of the combined company. Accordingly, the dividends payable and accretion on the 12 1/2% preferred stock have also been reclassified as a minority interest, net in the pro forma combined condensed income statement.

(k) Represents the tax effect of the pro forma adjustments. The acquisition adjustments include nondeductible goodwill amortization. See Note (i). Pro forma net deferred tax assets are reduced by a valuation allowance of $213.6 million at September 30, 1999 because of limitations on future utilization under the Internal Revenue Code.

(l) Under the terms of the merger agreement, each issued and outstanding share of IXC 7 1/4% preferred stock and IXC 6 3/4% preferred stock will be converted into the right to receive one share of Cincinnati Bell 7 1/4% preferred stock and one share of Cincinnati Bell 6 3/4% preferred stock, respectively, on substantially identical terms. This adjustment reflects the accretion and dividend adjustment for the 7 1/4% preferred stock and the 6 3/4% preferred stock.

(m) Pro forma per share data is based on the number of shares of Cincinnati Bell common stock and common equivalent shares that would have been outstanding had the merger occurred on the earliest date presented.

(n) Reflects estimated merger-related fees and expenses of Cincinnati Bell and IXC. The impact of these fees and expenses have been reflected in the unaudited pro forma combined condensed balance sheet and statement of income as an increase in the merger consideration and have been allocated to the assets acquired and liabilities assumed, based upon their estimated fair values. As of September 30, 1999, Cincinnati Bell and IXC had incurred $10.5 million and $1.1 million, respectively, of fees and expenses related to the merger which are reflected in their respective financial statements as of and for the nine months ended September 30, 1999. For purposes of these pro forma combined condensed financial statements, these amounts have been eliminated and included in the allocation of purchase price. See Note (d).

(o) Reflects the elimination of Cincinnati Bell's investment in 5 million shares of IXC common stock purchased from General Electric. This amount has been properly reflected in the total merger consideration for pro forma purposes. See Note (d). The Company has recorded this investment at cost and will subsequently restate its third quarter 1999 earnings to include its pro-rata share (13%) of IXC's third quarter 1999 net loss.

                                    SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    CINCINNATI BELL INC.

                                      by:  /s/ Thomas E. Taylor
                                          --------------------------------
                                          Name:  Thomas E. Taylor
                                          Title: General Counsel and Secretary

Date: December 29, 1999